UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2014

6D GLOBAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35002	98-0516425
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

17 State Street, Suite 450
New York, NY 10004
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 681-4900

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2014, 6D Global Technologies, Inc. (the “Company”) announced the appointment of Mark Szynkowski, 46, to serve as the Chief Financial Officer of the Company. As the Company’s Chief Financial Officer, Mr. Szynkowski will have overall responsibility for leading all aspects of corporate finance for the Company.

Mr. Szynkowski, who began his career with Ernst & Young, has over 24 years of experience with public and privately held companies in diverse industries with domestic and international locations. From December 2005 to July 2014, Mr. Szynkowski was Vice President of Finance for Epiq Systems, a provider of integrated technology products and services for the legal profession. Prior to Epiq Systems, Mr. Szynkowski served as CFO and Controller for a number of high-growth organizations.

Mr. Szynkowski is an employee-at-will and has not entered into a written employment agreement with the Company.

There are no arrangements or understandings between Mr. Szynkowski and any other persons pursuant to which he was selected as the Chief Financial Officer of the Company. Mr. Szynkowski has not engaged in a related party transaction with the Company during the last two years, and there are no family relationships between Mr. Szynkowski and any other executive officer or director of the Company.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press Release, dated December 23, 2014

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

6D GLOBAL TECHNOLOGIES, INC.

Date: December 23, 2014	By:	/s/ Tejune Kang
Name: Tejune Kang
Title: Chief Executive Officer